 EXHIBIT 32.1

Certification pursuant to 18 U.S. C. 1350 as Adopted Pursuant to Section 906
 of the Sarbanes Oxley Act of 2002

The undersigned officer of New Concept Energy, Inc., a Nevada corporation (the “Company”) hereby certifies pursuant to 18 U.S.C. Section §1350 that:

(i)	The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2010, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii)
The information contained in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2010, fairly presents, in all material respects, the financial condition and results of operations of the Company, at and for the periods indicated.

Dated: May 17, 2010	By:	/s/ Gene S. Bertcher
Gene S. Bertcher, Principal Executive
Officer, President and Chief Financial
Officer